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                                  EXHIBIT 10.3

                              CONSULTING AGREEMENT

         This CONSULTING AGREEMENT (this "Agreement") is entered into effective the 8th day of September, 2004 (the "Effective Date"), by and between BLUE DOLPHIN SERVICES COMPANY, a Texas corporation (the "Company"), a wholly owned subsidiary of Blue Dolphin Energy Company ("Blue Dolphin"), and F. GARDNER PARKER, a resident of Harris County, Texas ("Consultant").

         WHEREAS, Consultant and Blue Dolphin are parties to that certain Note and Warrant Purchase Agreement, dated as of September 8, 2004 (the "Purchase Agreement"), which provides for the loan by Consultant and other investors of certain amounts to Blue Dolphin and the acquisition by Consultant, and other investors, of warrants of Blue Dolphin;

         WHEREAS, the Company desires Consultant to render to the Company financial and other consulting services pending and following the execution of the Purchase Agreement, and Consultant desires to provide such financial and other consulting services to the Company, upon the terms and conditions hereof;

         NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. Agreement to Retain. As of the Effective Date and upon the terms and conditions hereinafter set forth, (a) the Company hereby retains Consultant as an independent contractor to render services as a consultant as provided in this Agreement and (b) Consultant hereby agrees to render such services to the Company.

         2. Term. This Agreement shall terminate upon the earlier of (i) eighteen (18) months from the Effective Date or (ii) the consummation of an acquisition or merger. (hereinafter referred to as the "Services Period").

         3. Duties. Consultant shall, as an independent contractor, perform financial consulting and other services as may be specifically requested by the Company in writing from time to time, and which Consultant agrees to perform. Consultant shall have control of the methods and manner in which Consultant performs such services for the Company.

         4. Non-Exclusive Services. To the extent Consultant's activities are not restricted by the performance of the duties required hereunder, Consultant may during the Services Period take other employment and participate in other business endeavors with any business not competing with the business of the Company.

         5. Services Fee. In consideration for the performance of Consultant's obligations hereunder, Consultant shall be entitled to receive a fee (the "Services Fee") of $2,000.00 per month on the last day of the month, in arrears. If Blue Dolphin completes an acquisition or merger of a sufficient magnitude to have a material effect on the financial condition of Blue


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Dolphin, in the sole determination of the Audit Committee of Blue Dolphin, during the Services Period (the "Acquisition"), Consultant shall be entitled to an additional fee (the "Bonus Fee") of $3,000.00 per month which shall accrue from the Effective Date and be payable when the Acquisition is completed by Blue Dolphin.

         6. Taxes. Consultant shall pay all Taxes (as that term is hereinafter defined) and agrees to indemnify the Company and hold the Company safe and harmless from any and all Taxes. As used herein, the term "Taxes" shall mean all taxes, assessments, charges or fees assessed or levied by any country, government, or political subdivision of either (i) against Consultant (including, without limitation, all income and self-employment taxes), (ii) on account of the services provided or work produced hereunder, whether assessed or levied against Consultant or the Company, (iii) on account of Consultant's property or equipment, whether assessed or levied against Consultant or the Company, and (iv) on account of any compensation paid or earned, or benefits earned (if so provided for herein) hereunder. Consultant further agrees to indemnify the Company and hold the Company safe and harmless from any and all taxes, assessments, charges and fees assessed or levied against on or account of wages, salaries, payments or benefits paid or earned by any assistants, employees or agents of Consultant.

         7. Independent Contractor Status. It is understood and agreed that the detailed manner and method of performing the duties of Consultant described herein shall at all times be under the Consultant's control and direction. It is understood and agreed that for purposes of this Agreement, Consultant is an independent contractor. Consultant shall not be considered an employee or agent of the Company. Consultant shall not be entitled to the benefits of an employee of the Company, such as, but not limited to, workmen's compensation, group insurance, vacation, pension and unemployment insurance. As an independent contractor, Consultant assumes all legal contractual obligations arising out of the performance of Consultant's duties, including without limitation, the payment of all employment, compensation, insurance, old age benefits, social security or other Taxes. The Company and Consultant do not intend for this Agreement to establish any relationship between them as partners, joint venturers, joint employers, or employees of each other.

         8. Notice. Any notice provided for or permitted to be given under this Agreement by any party to the other party must be in writing, and may be served by depositing same in the United States mail, addressed as provided below, postage prepaid, by delivering the same in person to such party, or by facsimile. Notice deposited in the mail in the manner described above shall be deemed to have been given and received three business days after deposit in the United States mail; notice given in any other manner shall be effective upon the receipt thereof. For purposes of notice, the address of each of the parties shall be as set forth opposite their respective names below, or such other address as such party shall fix by notice in writing, given as provided herein, the other party to this Agreement.


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         If to the Company:

                           Blue Dolphin Services Company
                           801 Travis, Suite 2100
                           Houston, Texas  77002
                           Fax No. (713) 227-7626
                           Attention: Michael Jacobson, President

         If to Consultant:

                           F. Gardner Parker
                           3601 Piping Rock
                           Houston, Texas 77027
                           Fax No. (713) 963-0421

         9. Assignment. This Agreement is personal to Consultant, and Consultant shall not have the right to assign any of Consultant's rights or delegate any of Consultant's duties hereunder without the prior written consent of the Company.

         10. Survival. Sections 6 and 7 of this Agreement shall survive the termination of the Services Period hereunder.

         11. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Texas, excluding any conflicts of law rule or principle that might otherwise refer to the substantive law of another jurisdiction. The Company and Consultant agree that the state and federal courts in Harris County, Texas, shall have exclusive personal jurisdiction and venue over the Company and Consultant to hear all disputes arising under this Agreement. This Agreement is to be at least partially performed in Harris County, Texas.

         12. Entire Agreement. This Agreement constitutes the entire agreement between the Company and Consultant with respect to the Consultant's provision of services to the Company and supersedes all prior agreements and understandings, whether written or oral, between them concerning the provisions of such services.

         13. Waiver and Amendments; Cumulative Rights and Remedies. This Agreement may be amended, modified or supplemented, and any obligation hereunder may be waived, only by a written instrument executed by the parties hereto. The waiver by either party of a breach of any provision of this Agreement shall not operate as a waiver of any subsequent breach. No failure on the part of any party to exercise, and no delay in exercising, any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or remedy by such party preclude any other or further exercise thereof or the exercise of any other right or remedy. All rights and remedies hereunder are cumulative and are in addition to all other rights and remedies provided by law, agreement or otherwise.

         14. Severability. In the event that any provision or provisions of this Agreement are held to be invalid or unenforceable by any court of law or otherwise, the remaining provisions of this Agreement shall nevertheless continue to be valid and enforceable as though the invalid or unenforceable parts had not been included therein.


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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                          BLUE DOLPHIN SERVICES COMPANY



                                          By: /s/ Michael J. Jacobson
                                             -----------------------------------
                                             Michael Jacobson, President

                                                                       "COMPANY"



                                          /s/ F. Gardner Parker
                                          --------------------------------------
                                          F. Gardner Parker

                                                                    "CONSULTANT"


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